EXHIBIT 99.1

CONTACT:

Felicia Vonella

Acorda Therapeutics

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for Third Quarter 2018

•	AMPYRA® (dalfampridine) Q3 2018 net revenue of $138 million; 2018 net revenue guidance increased from $330-$350 million to more than $400 million
•	Cash balance for year-end 2018 revised from more than $300 million to more than $400 million
•	INBRIJA™ (levodopa inhalation powder) PDUFA date January 5, 2019

ARDSLEY, NY – October 31, 2018 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) provided a financial and pipeline update for the third quarter ended September 30, 2018.

“Acorda’s highest priority is preparing for the expected launch of Inbrija. Our market research indicates that healthcare professionals, patients and care partners consider OFF periods, or the re-emergence of Parkinson’s symptoms, to be one of the most significant unmet needs in Parkinson’s, and that they are enthusiastic about the prospect of an inhaled formulation of levodopa as a treatment option,” said Ron Cohen, M.D., Acorda's President and CEO.

“We were disappointed and disagree with the decision of the Federal appeals court regarding Ampyra, and we have filed an en banc petition requesting review by the entire court. At the same time, we were prepared for that potential outcome, and our original projections had us well capitalized to fully fund the launch of Inbrija and to develop the ARCUS pipeline. We have taken several steps over the past year both to conserve and to increase cash. Based on these, as well as greater than forecasted Ampyra sales, we are in now in an even stronger financial position, and are increasing our guidance for both cash and Ampyra sales in 2018.”

Third Quarter 2018 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended September 30, 2018, the Company reported AMPYRA net revenue of $137.8 million compared to $132.6 million for the same quarter in 2017.

Research and development (R&D) expenses for the quarter ended September 30, 2018 were $22.9 million, including $1.1 million of share-based compensation compared to $33.3 million, including $2.0 million of share-based compensation, for the same quarter in 2017.

Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2018 were $43.6 million, including $4.0 million of share-based compensation compared to $40.7 million, including $4.6 million of share-based compensation for the same quarter in 2017.

Provision for income taxes for the quarter ended September 30, 2018 was $38.0 million, including $3.1 million of cash taxes, compared to a provision for income taxes of $18.9 million, including $3.7 million of cash taxes, for the same quarter in 2017.

The Company reported a GAAP net loss of $(13.9) million for the quarter ended September 30, 2018, or $(0.29) per diluted share. GAAP net loss in the same quarter of 2017 was $(25.2) million, or $(0.55) per diluted share.

Non-GAAP net income for the quarter ended September 30, 2018 was $8.1 million, or $0.17 per diluted share. Non-GAAP net income in the same quarter of 2017 was $20.1 million, or $0.43 per diluted share. This quarterly non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, intangible asset impairment charges, and restructuring costs. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At September 30, 2018, the Company had cash, cash equivalents and short-term investments of $460.9 million.

Guidance for 2018

•	AMPYRA 2018 net revenue guidance increased from $330-$350 million to more than $400 million.
•

R&D expenses for the full year 2018 reiterated and expected to be $100-$110 million including pre-launch manufacturing expenses associated with INBRIJA. This guidance is a non-GAAP projection that excludes share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•

SG&A expenses for the full year 2018 reiterated and expected to be $170-$180 million. This guidance is a non-GAAP projection that excludes share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•	The Company has increased projected 2018 year-end cash balance from more than $300 million to more than $400 million.

Third Quarter 2018 Highlights

•	INBRIJA™ (levodopa inhalation powder) in Parkinson’s disease
-

In September, the FDA extended the PDUFA goal date for its review of the New Drug Application (NDA) of INBRIJA from October 5, 2018 to January 5, 2019 based on submissions the Company made in response to requests from FDA for additional information on chemistry, manufacturing and controls (CMC). FDA determined that these submissions constituted a major amendment and will take additional time to review.

-

The Company reported that the inspection of its Chelsea, Massachusetts manufacturing facility and the Inbrija inhaler device manufacturer's facility were successfully completed and closed without need for any further action by the FDA.

-	INBRIJA is an investigational treatment for symptoms of OFF periods in people with Parkinson’s disease taking a carbidopa/levodopa regimen.

•	AMPYRA (dalfampridine)
-

In September, the United States Court of Appeals for the Federal Circuit, by a 2-1 vote, upheld the United States District Court for the District of Delaware’s decision to invalidate four Ampyra patents.

-	In October, the Company filed a petition for en banc hearing with the United States Court of Appeals for the Federal Circuit.
-	The Company announced that it had settled with Mylan AG to market an authorized generic version of Ampyra. In mid-September, Mylan announced the U.S. launch of the authorized generic.

Webcast and Conference Call

The Company will host a conference call today at 8:30 a.m. ET. To participate in the conference call, please dial (833) 236-2756 (domestic) or (647) 689-4181 (international) and reference the access code 4468928. The presentation will be available on the Investors section of www.acorda.com. A replay of the call will be available from 11:30 a.m. ET on October 31, 2018 until 11:59 p.m. ET on November 30, 2018. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 4468928. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

About Acorda Therapeutics
Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA™ (levodopa inhalation powder), an investigational inhaled formulation of levodopa for symptoms of OFF periods for people with Parkinson’s on a carbidopa/levodopa regimen, is under FDA review with a PDUFA date of January 5, 2019. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement
This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; increasing competition and accompanying loss of revenues in the U.S. from generic versions of Ampyra (dalfampridine) following our loss of patent exclusivity; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Inbrija or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand, if it receives regulatory approval; third party payers (including governmental agencies) may not reimburse for the use of Ampyra, Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest charges related to the Fampyra royalty monetization, the asset based loan which was terminated in 2017 and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) acquisition related expenses and related foreign currency losses that pertain to a non-recurring event, (v)  expenses that pertain to non-routine restructuring events, and (vi) intangible asset impairment charges that pertain to a non-recurring event. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time.  The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses.  Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

###Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2018	2017

Assets
Cash, cash equivalents and short-term investments	$460,946	$307,068
Trade receivable, net	51,461	81,403
Other current assets	23,388	15,726
Finished goods inventory	10,800	37,501
Property and equipment, net	52,061	36,669
Goodwill	283,435	286,611
Intangible assets, net	428,575	430,603
Other assets	419	2,388
Total assets	$1,311,085	$1,197,969

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$127,370	$127,495
Current portion of deferred license revenue	—	9,057
Current portion of royalty liability	7,714	6,763
Current portion of loans payable	624	645
Convertible senior notes	316,160	308,805
Contingent consideration	131,229	112,722
Non-current portion of deferred license revenue	—	23,398
Non-current portion of royalty liability	24,251	29,025
Non-current portion of loans payable	24,673	25,670
Deferred tax liability	70,656	22,459
Other long-term liabilities	9,783	11,943
Total stockholder's equity	598,625	519,987
Total liabilities and stockholders' equity	$1,311,085	$1,197,969

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues:
Net product revenues	$139,973	$134,357	$393,388	$379,705
Royalty revenues	2,841	4,444	8,893	13,391
License revenue	—	2,264	—	6,793
Total revenues	142,814	141,065	402,281	399,889

Costs and expenses:
Cost of sales	25,391	29,992	77,834	84,840
Cost of license revenue	—	159	—	476
Research and development	22,855	33,286	79,325	130,963
Selling, general and administrative	43,571	40,741	135,435	141,780
Asset impairment	—	39,446	—	39,446
Acquisition related expenses	—	—	—	320
Change in fair value of acquired contingent consideration	22,700	(400)	21,900	16,800
Total operating expenses	114,517	143,224	314,494	414,625

Operating income (loss)	$28,297	$(2,159)	$87,787	$(14,736)

Other expense, (net)	(4,240)	(4,168)	(13,898)	(14,138)
Income (loss) before income taxes	24,057	(6,327)	73,889	(28,874)
Provision for income taxes	(37,968)	(18,868)	(49,802)	(23,421)
Net (loss) income	$(13,911)	$(25,195)	$24,087	$(52,295)

Net (loss) income per common share - basic	$(0.29)	$(0.55)	$0.51	$(1.14)
Net (loss) income per common share - diluted	$(0.29)	$(0.55)	$0.51	$(1.14)
Weighted average common shares - basic	47,184	46,002	46,840	45,918
Weighted average common shares - diluted	47,184	46,002	47,251	45,918

Acorda Therapeutics, Inc.

Non-GAAP Income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP net (loss) income	$(13,911)	$(25,195)	$24,087	$(52,295)
Pro forma adjustments:
Non-cash interest expense (1)	3,944	2,553	11,917	8,918

Change in fair value of acquired contingent consideration (2)	22,700	(400)	21,900	16,800

Restructuring costs (3)	4	34	1,320	7,625

Acquisition related expenses (4)	—	—	—	320

Realized foreign currency loss (5)	—	—	—	247

Asset impairment charge (6)	—	39,446	—	39,446

Share-based compensation expenses included in R&D	1,112	2,041	4,336	8,401
Share-based compensation expenses included in SG&A	4,023	4,630	11,910	17,820
Total share-based compensation expenses	5,135	6,671	16,246	26,221

Total pro forma adjustments	31,783	48,304	51,383	99,577

Income tax effect of reconciling items above (7)	9,729	3,041	(6,427)	19,877

Non-GAAP net income	$8,143	$20,068	$81,897	$27,405

Net income per common share - basic	$0.17	$0.44	$1.75	$0.60
Net income per common share - diluted	$0.17	$0.43	$1.73	$0.60
Weighted average common shares - basic	47,184	46,002	46,840	45,918
Weighted average common shares - diluted	47,563	46,174	47,251	46,049

(1) Non-cash interest expense related to convertible senior notes, asset based loan (which was terminated in Q2 2017), Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas transaction.
(3) Restructuring costs associated with corporate restructuring initiatives.
(4) Transaction expenses related to the Biotie acquisition.
(5) Realized foreign currency transaction loss related to the Biotie acquisition.
(6) Impairment charge related to the intangible asset for Selincro.
(7) Represents the tax effect of the non-GAAP adjustments.